EXHIBIT 10.18









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         Exhibit 10.18 is not filed herewith since it is substantially identical in all material respects with the document filed as Exhibit 10.15. The following list sets forth the material details in which the document described as Exhibit
10.18 differs from the document filed as Exhibit 10.15:

         1. The Comfort Letter pertains to the hotel located at 4705 Old Sheppard Place, Plano, Texas.

         2. The Comfort Letter is addressed to Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership.